Exhibit 99.2
Pinterest Announces Fourth Quarter and Full Year 2019 Results
SAN FRANCISCO, Calif. - February 6, 2020 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter and year ended December 31, 2019.
•Q4 revenue grew 46% year over year to $400 million. 2019 revenue grew 51% year over year to $1,143 million.
•Global Monthly Active Users (MAUs) grew 26% year over year to 335 million.
•GAAP net loss was $36 million and $1,361 million for Q4 and 2019, respectively. Adjusted EBITDA was $77 million and $17 million for Q4 and 2019, respectively.
"A strong Q4 marked the end of a year where we improved the foundation of the Pinterest app with more inspiring recommendations, faster performance and improved shopping experiences," said Ben Silbermann, Pinterest CEO and Co-founder. "In 2020, we continue to pursue our goal of making Pinterest the Internet’s home for inspiration by focusing on delivering relevant content, ads and shopping experiences so Pinners can easily go from inspiration to action."
"We are pleased with the performance of our business in Q4 and the many milestones we achieved in 2019," said Todd Morgenfeld, Pinterest CFO. "We scaled the business to over $1 billion in annual revenue, grew to over 300M monthly active users and opened 21 new international advertising markets. We look forward to the opportunities ahead of us as we continue to invest in the Pinner and advertiser experience."
Q4 and Full Year 2019 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2019	2018		2019	2018
Revenue	$399,898	$273,184	46%	$1,142,761	$755,932	51%

Net income (loss)	$(35,718)	$47,016	(176)%	$(1,361,371)	$(62,564)	(2,076)%

Non-GAAP net income (loss)*	$76,866	$49,498	55%	$17,905	$(47,390)	138%

Adjusted EBITDA*	$77,308	$51,682	50%	$16,706	$(39,003)	143%
Adjusted EBITDA margin*	19%	19%		1%	(5)%

*For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q4 and Full Year 2019 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2019	2018		2019	2018
Revenue - Global	$400	$273	46%	$1,143	$755	51%
Revenue - United States	$350	$257	36%	$1,026	$715	43%
Revenue - International	$50	$17	202%	$117	$41	187%

MAUs - Global	335	265	26%	335	265	26%
MAUs - United States	88	82	8%	88	82	8%
MAUs - International	247	184	35%	247	184	35%

ARPU - Global	$1.22	$1.06	15%	$3.81	$3.14	21%
ARPU - United States	$4.00	$3.16	26%	$12.07	$9.04	34%
ARPU - International	$0.21	$0.09	122%	$0.54	$0.25	115%

Full Year 2020 Outlook
•Total revenue is expected to be up to $1.52 billion.
•Adjusted EBITDA margin is expected to be flat to up slightly compared to 2019 Adjusted EBITDA margin of 1%.*
*With respect to projected 2020 Adjusted EBITDA margin, we are unable to prepare a quantitative reconciliation of the projected 2020 Adjusted EBITDA in the calculation of projected 2020 Adjusted EBITDA margin without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes and interest income that we are unable to quantify and that would be required to reconcile projected Adjusted EBITDA to net income (loss), the nearest GAAP equivalent. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors. For more information on this non-GAAP financial measure, please see "―About non-GAAP financial measures."

Webcast and conference call information
A live audio webcast of our fourth quarter and full year 2019 earnings release call will be available at investor.pinterestinc.com. The call begins today at 2:30 PM (PT) / 5:30 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to attract and retain Pinners and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to attain and sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; our ability to protect our intellectual property; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with the hosting services we use and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for the year ended December 31, 2019, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our Annual Report on Form 10-K and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release and in the attachments is as of February 6, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net and provision for income taxes. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income (loss) exclude amortization of acquired intangible assets and share-based compensation expense. Non-GAAP income (loss) from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income (loss) attributable to common stockholders is calculated by subtracting any non-GAAP net income allocated to participating securities from non-GAAP net income (loss). Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) attributable to common stockholders by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP financial measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
With respect to projected 2020 Adjusted EBITDA margin, we are unable to prepare a quantitative reconciliation of the projected 2020 Adjusted EBITDA in the calculation of projected 2020 Adjusted EBITDA margin without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes and interest income that we are unable to quantify and that would be required to reconcile projected Adjusted EBITDA to net income (loss), the nearest GAAP equivalent. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. We present MAUs based on the number of MAUs measured on the last day of the current period. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average between the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in our methodology.
Contact
Investor relations:
Doug Clark
ir@pinterest.com
Media:
Mike Mayzel
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$649,666	$122,509
Marketable securities	1,063,679	505,304
Accounts receivable, net of allowances of $2,851 and $3,097 as of December 31, 2019 and 2018, respectively	316,367	221,932
Prepaid expenses and other current assets	37,522	39,607
Total current assets	2,067,234	889,352
Property and equipment, net	91,992	81,512
Operating lease right-of-use assets	188,251	145,203
Goodwill and intangible assets, net	14,576	14,071
Restricted cash	25,339	11,724
Other assets	5,925	10,869
Total assets	$2,393,317	$1,152,731
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$34,334	$22,169
Accrued expenses and other current liabilities	141,823	86,258
Total current liabilities	176,157	108,427
Operating lease liabilities	173,392	151,395
Other liabilities	20,063	22,073
Total liabilities	369,612	281,895

Commitments and contingencies

Redeemable convertible preferred stock, $0.00001 par value; no shares authorized, issued or outstanding as of December 31, 2019; 928,676 shares authorized, 308,373 shares issued and outstanding as of December 31, 2018; aggregate liquidation preference of $1,466,902 as of December 31, 2018	—	1,465,399

Stockholders’ equity (deficit):
Common stock, $0.00001 par value, no shares authorized, issued or outstanding as of December 31, 2019; 1,932,500 shares authorized, 127,298 shares issued and outstanding as of December 31, 2018	—	1
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 360,850 shares issued and outstanding as of December 31, 2019; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 209,054 shares issued and outstanding as of December 31, 2019; no shares authorized, issued or outstanding as of December 31, 2018 for either class	6	—
Additional paid-in capital	4,229,778	252,212
Accumulated other comprehensive income (loss)	647	(1,421)
Accumulated deficit	(2,206,726)	(845,355)
Total stockholders’ equity (deficit)	2,023,705	(594,563)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$2,393,317	$1,152,731

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$399,898	$273,184	$1,142,761	$755,932
Costs and expenses:
Cost of revenue	96,274	68,308	358,903	241,584
Research and development	165,033	66,470	1,207,059	251,662
Sales and marketing	127,537	72,285	611,590	259,929
General and administrative	54,241	22,061	354,075	77,478
Total costs and expenses	443,085	229,124	2,531,627	830,653
Income (loss) from operations	(43,187)	44,060	(1,388,866)	(74,721)
Interest income	8,141	3,780	30,164	13,152
Interest expense and other income (expense), net	(133)	(621)	(2,137)	(995)
Income (loss) before provision for income taxes	(35,179)	47,219	(1,360,839)	(62,564)
Provision for income taxes	539	203	532	410
Net income (loss)	$(35,718)	$47,016	$(1,361,371)	$(62,974)
Less: Net income allocated to participating securities	—	(47,016)	—	—
Net income (loss) attributable to common stockholders	$(35,718)	$—	$(1,361,371)	$(62,974)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$—	$(3.24)	$(0.50)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	562,396	127,273	420,473	127,091

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2019	2018
Operating activities
Net loss	$(1,361,371)	$(62,974)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,791	20,859
Share-based compensation	1,377,781	14,859
Other	(3,990)	1,027
Changes in assets and liabilities:
Accounts receivable	(94,224)	(86,094)
Prepaid expenses and other assets	7,161	18,142
Operating lease right-of-use assets	32,378	18,492
Accounts payable	11,636	6,533
Accrued expenses and other liabilities	31,890	26,336
Operating lease liabilities	(28,395)	(17,549)
Net cash provided by (used in) operating activities	657	(60,369)
Investing activities
Purchases of property and equipment and intangible assets	(33,783)	(22,194)
Purchases of marketable securities	(1,075,875)	(518,711)
Sales of marketable securities	162,198	94,381
Maturities of marketable securities	360,959	561,087
Other investing activities	—	(500)
Net cash provided by (used in) investing activities	(586,501)	114,063
Financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	1,573,200	—
Proceeds from exercise of stock options, net	41,344	671
Shares repurchased for tax withholdings on release of restricted stock units	(475,015)	—
Fees paid for revolving credit facility	—	(2,552)
Payment of deferred offering costs and other financing activities	(11,331)	(335)
Net cash provided by (used in) financing activities	1,128,198	(2,216)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	99	(157)
Net increase in cash, cash equivalents, and restricted cash	542,453	51,321
Cash, cash equivalents, and restricted cash, beginning of period	135,290	83,969
Cash, cash equivalents, and restricted cash, end of period	$677,743	$135,290
Supplemental cash flow information
Accrued property and equipment	$4,772	$1,884
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$76,387	$11,416

Reconciliation of cash, cash equivalents and restricted cash to consolidated balance sheets
Cash and cash equivalents	$649,666	$122,509
Restricted cash included in prepaid expenses and other current assets	2,738	1,057
Restricted cash	25,339	11,724
Total cash, cash equivalents, and restricted cash	$677,743	$135,290

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Share-based compensation by function:
Cost of revenue	$2,018	$15	$31,758	$83
Research and development	73,030	2,113	867,191	13,155
Sales and marketing	15,915	3	239,315	784
General and administrative	21,237	47	239,517	837
Total share-based compensation	$112,200	$2,178	$1,377,781	$14,859

Amortization of acquired intangible assets by function:
Cost of revenue	$94	$—	$329	$199
General and administrative	290	304	1,166	526
Total amortization of acquired intangible assets	$384	$304	$1,495	$725

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$443,085	$229,124	$2,531,627	$830,653
Share-based compensation	(112,200)	(2,178)	(1,377,781)	(14,859)
Amortization of acquired intangible assets	(384)	(304)	(1,495)	(725)
Non-GAAP costs and expenses	$330,501	$226,642	$1,152,351	$815,069

Reconciliation of net income (loss) to non-GAAP net income (loss):
Net income (loss)	$(35,718)	$47,016	$(1,361,371)	$(62,974)
Share-based compensation	112,200	2,178	1,377,781	14,859
Amortization of acquired intangible assets	384	304	1,495	725
Non-GAAP net income (loss)	$76,866	$49,498	$17,905	$(47,390)

Non-GAAP net income (loss)	$76,866	$49,498	$17,905	$(47,390)
Less: Non-GAAP net income allocated to participating securities(1)	—	(49,498)	(17,905)	—
Non-GAAP net income (loss) attributable to common stockholders	$76,866	$—	$—	$(47,390)

Weighted-average shares outstanding for net loss per share, basic and diluted	562,396	127,273	420,473	127,091
Weighted-average dilutive securities(2)	77,165	—	—	—
Diluted weighted-average shares outstanding for Non-GAAP net income (loss) per share	639,561	127,273	420,473	127,091

Net loss per share	$(0.06)	$—	$(3.24)	$(0.50)
Non-GAAP net income (loss) per share	$0.12	$—	$—	$(0.37)

(1)Represents assumed noncumulative dividends on undistributed earnings that, if declared, would have been distributed to holders of our redeemable convertible preferred stock.
(2)Gives effect to potential common stock instruments such as stock options and unvested restricted stock units.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(35,718)	$47,016	$(1,361,371)	$(62,974)
Depreciation and amortization	8,295	5,444	27,791	20,859
Share-based compensation	112,200	2,178	1,377,781	14,859
Interest income	(8,141)	(3,780)	(30,164)	(13,152)
Interest expense and other (income) expense, net	133	621	2,137	995
Provision for income taxes	539	203	532	410
Adjusted EBITDA	$77,308	$51,682	$16,706	$(39,003)